UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

NationsHealth, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13630 N.W. 8th Street, Suite 210 Sunrise, Florida	33325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 903-5000

13650 N.W. 8th Street, Suite 109 Sunrise, Florida 33325
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d) On September 12, 2006, NationsHealth, Inc. (the “Company”) was advised by the Nasdaq Listing Qualifications Department that for the last 30 consecutive trading days, the Company’s common stock had not maintained a minimum market value of publicly held shares (“MVPHS”) (i.e. the Company’s total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more) of at least $15,000,000 as required for continued listing on the NASDAQ Global Market under Marketplace Rule 4450 (b)(3). The Company was provided 90 calendar days to regain compliance with the MVPHS deficiency by achieving a MVPHS of the Company’s common stock of at least $15,000,000 or more for 10 consecutive trading days at any time before December 11, 2006.

On November 28, 2006, the Company applied to The Nasdaq Stock Market to transfer the listing of its common stock, warrants and units to The NASDAQ Capital Market. The Company’s common stock, warrants and units would continue to trade under the current symbols, “NHRX,” “NHRXW” and “NHRXU,” respectively. The Company has not yet been notified whether its application for transfer has been approved or when the Company’s securities would begin trading on The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSHEALTH, INC.

By: /s/ Timothy Fairbanks
Timothy Fairbanks
Chief Financial Officer

Date: December 4, 2006